Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Henry A. Fernandez, Chairman, CEO and President of MSCI Inc. (the "Registrant") and Michael K. Neborak, the Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.
The Registrant's Quarterly Report on Form 10-Q for the period ended February 29, 2008, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: April 10, 2008

/s/ Henry A. Fernandez	/s/ Michael K. Neborak
Henry A. Fernandez Chairman, CEO and President (Principal Executive Officer)	Michael K. Neborak Chief Financial Officer (Principal Financial Officer)